                             2621-8529 QUEBEC INC.
                             --------------------

                                GENERAL BY LAWS
                                ---------------

                                 SHAREHOLDERS
                                 ------------

1.   Annual meeting.  The annual meeting of the shareholders of the Company
     --------------
     shall be held on such date, not later than 4 months after the close of the Company's preceding financial year, as the directors may from time to time by resolution provide, for the election of directors and the transactions of such other business as may properly come before the meeting.

          The annual meeting shall be held at the head office of the Company, or at such other place as may be fixed by the directors.

2.   Special general meetings.  Special general meetings of shareholders may be
     ------------------------
     called at any time by order of the Chairman of the Board or the President or any Vice-President of the Company or under authority of a resolution of the board of directors or shall be called whenever the holders of not less than one-tenth of the outstanding shares of the Company carrying voting rights at such meeting shall, in writing, request the same. Any such order, resolution or request shall specify the object for which the meeting is to be called. The notice of a special general meeting shall state in general terms the purpose or purposes of the meeting.

          It shall be the duty of the President or, in his absence, of one of the Vice-Presidents, upon adoption of such a resolution or on receipt of such a request to cause the meeting to be called by the Secretary or other officer of the Company in conformity with the terms of the resolution or request. In default of his so doing, any director may call such meeting or the same may be called by such shareholders themselves in accordance with and subject to the provisions of the laws governing the Company.

             Special general meetings of shareholders shall be held at the head office of the Company or at any other place or places within or without Canada previously approved by resolution of the directors or at any other place where all the shareholders of the Company entitled to vote thereat are present in person or represented by proxy or of which all the shareholders of the Company approve.

3.      Notice of meetings.  Notice specifying the place, day and time of each
        ------------------
        annual and of each special general meeting of shareholders shall be given by sending the notice to each shareholder entitled to vote at the meeting through the post, in a prepaid wrapper or letter not less than 14 days or more than 60 days before the date of the meeting, to his latest address as shown on the books of the Company. Where required by law, such notice shall be accompanied by a copy of the Company's financial statements and a copy of the auditor's report.

             Notice of the time and place for holding any meeting of shareholders need not be given if all the shareholders of the Company entitled to vote at the meeting waive notice of the meeting in writing.

             Notices with respect to any shares registered in more than one name shall be given to whichever of such persons is named first in the books of the Company in respect of such joint holding and notice so given shall be sufficient notice to all the holders of such shares.

             Irregularities in the notice or in the giving thereof, as well as the accidental omission to give notice of any meeting to, or the non-receipt of any such notice by any of the shareholders, shall not invalidate any proceedings at any such meeting. A certificate of the Secretary or of any other duly authorized officer of the Company or of any officer or any transfer agent or registrar of the Company with respect to the mailing of any notice shall be conclusive evidence thereof and shall be binding on every shareholder.

4.      Quorum, voting and adjournments. One or more persons, each of whom shall
        -------------------------------
        be entitled to vote thereat either personally or as proxy or as the authorized representative of a corporation holding at least one share carrying voting rights thereat, and representing in their own right or by proxy or as such authorized representative or representatives not less than 50% in number of the outstanding shares of the capital stock of the Company carrying voting rights at such meeting, shall constitute a quorum for an annual meeting and for a special general meeting, provided, however that if, all the shares entitled to vote at a meeting are held by one holder, the holder present, in person or by proxy constitutes a meeting.

             The act of the holders of a majority of the shares so represented and carrying voting rights thereat shall be the act of the shareholders except where the vote or consent of the holders of a greater number of shares is required by the laws governing the Company, the Articles of the Company or by the by-laws of the Company.

             Should a quorum not be present at any meeting of shareholders, those present in person and entitled to be counted for the purpose of forming a quorum shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present. At any such adjourned meeting, provided a quorum is present, any business may be transacted which might have been transacted at the meeting adjourned.

5.      Right to vote and proxies. At any meeting of shareholders, each
        -------------------------
        shareholder entitled to vote thereat, and each authorized representative of a corporation holding at least one share carrying voting rights thereat, who shall be present at such meeting, shall have on a show of hands one vote, and upon a poll each shareholder present in person or represented by proxy and the authorized representative of a corporation present in person or represented by proxy shall be entitled to one vote for each share carrying voting rights at such meeting registered in his or its name on the books of the Company unless, under the terms of the articles incorporating the Company or any articles thereto, some other scale of voting is fixed, in which event such scale of voting shall be adopted. Any shareholder or proxy or the authorized representative of a corporation entitled to vote at any meeting of shareholders may demand a poll in respect of any matter submitted to a vote. A poll need not be preceded by a show of hands.

                Shareholders (including corporations) entitled to vote may vote upon a poll by proxy at any meeting of the shareholders, and the representative of a corporation entitled to vote may likewise vote by proxy if duly authorized in that behalf by such corporation. The holder of any proxy need not himself be a shareholder entitled to vote at the meeting.

                The directors may by resolution fix a time not exceeding 48 hours, excluding Saturdays and holidays, preceding any meeting or adjourned meeting of shareholders before which time proxies to be used at that meeting must be deposited with the Company or an agent thereof, and any period of time so fixed shall be specified in the notice calling the meeting.

6.      Joint shareholders.  Where there are joint registered holders of any
        ------------------
        share or shares any one of such persons may vote at any meeting either personally or by proxy in respect of such share or shares as if he were solely entitled thereto unless more than one of such joint holders be present or represented by proxy at such meeting, in which event that one of such joint holders so present or represented whose name stands first, or before the other or others, on the books of the Company in respect of such share or shares shall alone be entitled to vote in respect thereof. Several executors or administrators of a deceased shareholder in whose name any share stands shall for the purpose of this paragraph be deemed joint holders thereof.

7.      Procedure at meetings.  The chairman of any meeting of shareholders
        ---------------------
        shall conduct the procedure thereat in all respects and his decision on all matters or things, including, but without in any way limiting the generality of the foregoing, any question regarding the validity or invalidity of any instruments of proxy, shall be conclusive and binding upon the shareholders.

          A declaration by the chairman at any meeting that a resolution has been carried or carried unanimously or carried by any particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

          The chairman at any meeting of shareholders may vote as a shareholder but shall not have a second or casting vote in case of an equality of votes.

8.   Scrutineers.  The chairman at any meeting of shareholders may appoint one
     -----------
     or more persons (who may but need not be shareholders, directors, officers or employees of the Company) to act as scrutineers at such meeting.

9.   Resolutions.  All motions or resolutions of shareholders shall be passed at
     -----------
     duly convened meetings. The signature of all the shareholders of the Company entitled to vote thereon to any instrument (which may be signed in counterparts) setting out a motion or resolution which might be passed by the shareholders shall give to the motion or resolution the same force and effect as if it had been unanimously passed by all the shareholders entitled to vote at a meeting held to consider the same.

                                   DIRECTORS
                                   ---------

10.  Term of office.  Each director shall (except as herein otherwise provided)
     --------------
     be elected at the annual meeting of shareholders by a majority of the votes cast in respect of such election. It shall not be necessary that the voting for the election of directors of the Company be conducted by poll, unless voting by poll is demanded by someone present and entitled to vote at such meeting. Each director so elected shall hold office until the election of his successor unless he shall resign or his office become vacant by death, removal or other cause.

11.     General powers of directors. The directors may administer the affairs of
        ---------------------------
        the Company in all things and may make or cause to be made for the Company, in its name, any contract which the Company may lawfully enter into and generally may exercise all such other powers and do all such other acts and things as the Company is by its charter or otherwise entitled to exercise and do.

                Without in any way derogating from the foregoing, the directors are expressly empowered to purchase, lease or otherwise acquire, alienate, sell, exchange or otherwise dispose of shares, stocks, rights, warrants, options, bonds, debentures and other securities, lands, buildings, patents and any and all other property, moveable or immoveable, real or personal, or any right or interest therein, owned by the Company, for such consideration and upon such terms and conditions as they may deem advisable.

                All acts done by any meeting of directors or by any person acting as a director, so long as his successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the directors or the person acting as aforesaid or that they or any of them were disqualified, be as valid as if the directors or such other person, as the case may be, had been duly elected and were or was qualified to be directors or a director of the Company.

12.     Power to allot stock and grant options. The shares of the Company shall
        --------------------------------------
        be at all times under the control of the directors who may by resolution accept subscriptions for, allot, issue, grant options in respect of and otherwise dispose of the whole or any part of the unissued shares of the Company to such directors, officers, employees, persons, firms, companies or corporations on such terms and conditions, for such consideration not contrary to law or to the charter of the Company and at such times as the directors shall prescribe.

                In respect of any shares issued otherwise than as fully paid, and subject to the terms of issue thereof, the directors may make calls upon the shareholders in respect of any moneys unpaid upon such shares. Each shareholder shall pay the amount so called on such shares at the time or times and at the place fixed by the directors. Interest shall run on the amount of each call at the rate of 6% per annum from the date appointed for the payment of such call to the time of actual payments.

13.     Power to declare dividends. The directors may, as they deem advisable,
        --------------------------
        declare and pay dividends out of any funds available for dividends to the shareholders according to their respective rights and interests therein.

                The dividends payable upon any share which is not fully paid shall be reduced by a proportion equal to that proportion of the full consideration for such share which has not been paid. No amount paid on a share in advance of call shall, while carrying interest, be treated for the purpose of this by-law as paid on the share.

                The directors may, before declaring any dividend or making any distribution of profits, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall in the absolute discretion of the directors be applicable for any purpose which they shall think conducive to the best interest of the Company.

14.     Time of meetings and notices. As soon as may be practicable after the
        -----------------------------
        annual meeting of shareholders in each year there shall be held, without notice, a meeting of such of the newly elected directors as are then present, provided they shall constitute a quorum, for the election or appointment of officers of the Company and for the transaction of such other business as may come before the meeting.

                Regular meetings of the directors may be held at such place, at such time and upon such notice, if any, as the directors may determine.

                Special meetings of the directors may be called at any time by or by order of the Chairman of the Board, the President or any two directors, and may be held at the head office of the Company, or at such other place as the directors may determine. Notice specifying the place, day and time of each such meeting shall be served upon each director or left at his usual residence or usual place of business, or shall be mailed, telegraphed or cabled prepaid, addressed to each director at his address as it appears on the books of the Company at least 48 hours prior to the time fixed for such meeting in the case of notice served personally or telegraphed or cabled, and at least 72 hours prior to the time fixed for such meeting in other cases.

                No notice of any regular or special meeting of the directors need specify the purposes for which it is called or the nature of the business to be transacted.

                A meeting of the directors may be held at any time and place and for any purpose without notice when all the directors are present or when all directors not present shall have, in writing or by telegram or cable, waive notice of such meeting either before or after such meeting is held.

                The directors may participate in a meeting of the board of directors by such means, particularly by telephone, as permit all directors participating in the meeting to hear each other and a director participating in such meeting by such means is deemed to be present at such meeting.

15.     Quorum and voting. The directors may from time to time fix the
        -----------------
        quorum for meetings of directors, but unless so fixed a majority of the directors in office shall constitute a quorum.

                Questions arising at any meeting of the directors shall be decided by a majority of the votes of those present. The chairman of the meeting may vote as a director but shall not have a second or casting vote in respect of any matter submitted to the vote of the meeting.

16.     Vacation of office.  The office of a director shall automatically be
        ------------------
        vacated:

        16.1    if he ceases to be qualified for such office;

        16.2    if by notice in writing to the Company he resigns his office;

        16.3    if he dies; or

        16.4 if he is removed at any meeting of shareholders called for the purpose.

17.     Vacancies. In the case of a vacancy occurring in the number of directors
        ---------
        as elected by the shareholders, the directors then in office, by the affirmative vote of a majority thereof, whether or not such majority constitutes a quorum, may elect any other duly qualified person as a director and any director so elected shall hold office until the next annual meeting of shareholders and shall then be eligible for re-election.

18.     Remuneration of directors. The directors shall have power to fix the
        -------------------------
        remuneration to be paid to directors for their services as such, which remuneration shall be in addition to any salary a director may receive as an officer or employee of the Company. The directors shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the Company, or to receive a fixed allowance in respect thereof.

19.     By-laws and resolutions. All by-laws and resolutions of directors shall
        -----------------------
        be enacted or adopted at duly convened meetings. Notwithstanding the foregoing, the signature of all the directors of the Company to any instrument (which may be signed in counterparts) setting out a by-law or resolution which might be enacted or adopted by the directors shall give to such by-law or resolution the same force and effect as if it had been unanimously enacted or adopted, as the case may be, by vote of the directors at a meeting duly convened and held.

20.   Indemnities of directors and others. Every director and officer of the
      -----------------------------------
      Company shall be deemed to have assumed office on the express understanding and agreement and condition that he and his heirs, executors and administrators and estate and effects respectively shall from time to time and at all times be indemnified and saved harmless out of the funds of the Company from and against all costs, charges and expenses whatsoever which such director or officer sustains or incurs in or about any action, suit or proceeding which is brought, commenced or prosecuted against him or them for or in respect of any act, deed, matter or thing whatsoever made, done or permitted by him in or about the execution of the duties of his office, and also from and against all other costs, charges and expenses which he sustains or incurs in or about or in relation to the affairs thereof, except such costs, charges or expenses as are occasioned by his own wilful neglect or default.

           The directors of the Company may cause the Company to give indemnities to any director or other person who has undertaken or is about to undertake any liability on behalf of the Company or any corporation controlled by it and to secure such director or other person against loss by mortgage and charge upon the whole or any part of the real and personal property of the Company by way of security, and any action taken by the directors under this paragraph shall not require approval or confirmation by the shareholders.


                              EXECUTIVE COMMITTEE
                              -------------------

21.   Election and powers. The board of directors, whenever it consists of more
      -------------------
      than six, may elect from time to time from their number an executive committee consisting of such number of members (not less than three) as the board may by resolution from time to time determine. Each member of the executive committee shall hold office during the pleasure of the board.

           The board may from time to time by resolution remove any member without cause or add to or otherwise change the membership of the executive committee and may adopt rules or regulations relating to the calling, holding and quorum at meetings of the executive committee and the procedure thereat.

             The executive committee shall have and may exercise all the powers of the board of directors; provided, however, that the executive committee shall at no time have power to allot, or grant options with respect to, shares of capital stock, remove or replace directors, declare or authorize payment of dividends or enact, amend or repeal by-laws.

                                   OFFICERS
                                   --------

22.     Officers.  The executive officers of the Company shall be the
        --------
        President, a Treasurer and a Secretary. The President, Treasurer and Secretary shall be elected or appointed by the board of directors at its first meeting after the first meeting of the shareholders and thereafter at the first or any subsequent meeting of the board of directors held after each annual meeting of shareholders. The board of directors may also elect or appoint at any time and from time to time as officers or executive officers a Chairman of the Board, one or more Vice-Presidents, one or more Assistant-Secretaries, one or more Assistant-Treasurers, a Comptroller, a General Manager or Managing Director and such other officers or executive officers as the board of directors, from time to time, deem expedient. All officers and executive officers of the Company shall hold office until their successors are chosen and, when necessary, qualified in their stead, subject always to removal as provided in the by-laws of the Company. All officers and executive officers shall respectively perform such duties, in addition to those specified in the by-laws of the Company, as shall, from time to time, be prescribed by the board of directors. The same person may hold more than one office, provided, however, that the offices of President and Vice-President shall not be held by the same person. None of such officers or executive officers of the Company except the Chairman of the Board and the President and the Managing Director need be a director of the Company.

23.     Chairman of the Board.  The Chairman of the Board shall be chosen from
        ---------------------
        among the directors. He shall preside at all meetings of shareholders and at all meetings of directors and he shall have such other powers and duties as the board of directors may determine, from time to time, by resolution.

24.     President.  The President shall be chosen from among the directors.
        ---------
        In the absence of the Chairman of the Board, he shall preside at all meetings of the shareholders and at all meetings of the board of directors. He shall be the chief executive officer of the Company and, if no General Manager or Managing Director is appointed, shall exercise a general control of and supervision over its affairs. He shall have such other powers and duties as the board of directors may determine, from time to time, by resolution.

25.     Vice-President or Vice-Presidents.  The Vice-President or
        ---------------------------------
        Vice-Presidents shall have such powers and duties as may be assigned to him or them respectively by resolution of the board of directors. In case of absence or disability of the Chairman of the Board and the President, one of the Vice-Presidents may exercise the powers and perform the duties of the Chairman of the Board and the President and, if such Vice-President exercise any of the powers or perform any of the duties of the Chairman of the Board and the President, the absence or disability of the Chairman of the Board and the President shall be presumed.

24.     Treasurer and Assistant-Treasurers.  The Treasurer shall have general
        ----------------------------------
        charge of the finances of the Company. He shall deposit all moneys and other valuable effects of the Company in the name and to the credit of the Company in such banks or other depositaries as the board of directors may from time to time designate by resolution, and shall render to the board of directors, whenever directed by the board of directors, an account of the financial condition of the Company and of all his transactions as Treasurer, and as soon as possible after the close of each financial year he shall make and submit to the board of directors a like report for such financial year. He shall have charge and custody of and be responsible for the keeping of the books of account required to be kept pursuant to the laws governing the Company. He shall perform all the acts incidental to the office of the Treasurer subject to the control of the board of directors.

             Assistant-Treasurers may perform any of the duties of the Treasurer delegated to them, from time to time, by the board of directors or by the Treasurer.

27.     Secretary and Assistant-Secretaries. The Secretary shall attend to the
        -----------------------------------
        giving and service of all notices of the Company and shall keep the minutes of all meetings of the shareholders and of the board of directors in a book or books to be kept for that purpose. He shall keep in safe custody the corporate seal of the Company. He shall have charge of the records of the Company including books containing the names and addresses of the shareholders and members of the board of directors of the Company, together with copies of all reports made by the Company, together with copies of all reports made by the Company, and such other books and papers as the board of directors may direct. He shall be responsible for the keeping and filing of all books, reports, certificates and other documents required by law to be kept and filed by the Company. He shall perform such other duties as appertain to his office or as may be required by the board of directors.

             Assistant-Secretaries may perform the duties of the Secretary delegated to them, from time to time, by the board of directors or by the Secretary.

28.     General Manager or Managing Director. The directors may appoint, from
        ------------------------------------
        time to time, a General Manager of the Company who may also be designated the "Managing Director". He shall manage the affairs of the Company under the supervision of the board of directors and shall exercise such powers as may be prescribed, from time to time, by resolution of the board of directors, and such authority may be either general or specific.

29.     Removal. The board of directors, by an affirmative vote of the majority
        -------
        of the board, may remove and discharge any or all of the executive officers or other officers or employees, either with or without cause, at any meeting called for that purpose and may elect or appoint others in their place or places. Any officer or employee of the Company, not being an executive officer or a member of the board of directors, may also be removed and discharged, either with or without cause, by the President, any Vice-President or the Managing Director. If, however, there be no cause for such removal or discharge and there be a special contract derogating from the provisions of this by-law such removal or discharge shall be subject to the provisions of such contract.

30.     Remuneration. The remuneration of all executive officers and other
        ------------
        officers of the Company shall be fixed, from time to time, by resolution of the board of directors.


                                CORPORATE SEAL
                                --------------


31. The corporate seal of the Company shall be such as the directors may from time to time approve.


                                 CAPITAL STOCK
                                 -------------


32.     Share certificates. Certificates representing shares of each class of
        ------------------
        the capital stock of the Company shall be in such form as shall be approved by the directors. Such certificates shall bear the signature of at least one officer or director of the Company, or by a transfer agent or by a transfer clerk acting on behalf of the Company and by or on behalf of a registrar, the signature of the officer or director may be engraved, lithographed or otherwise mechanically reproduced on such certificates. Any certificate bearing the facsimile reproductions of the signature of any such authorized officer or director of the Company shall be deemed to have been manually signed by them and shall be as valid to all intents and purposes as if it had been manually signed, notwithstanding that any person whose signature is so reproduced shall, at the time that the certificate is issued or on the date of such certificate, have ceased to be such an authorized officer or director of the Company.

33.     Transfer of shares.  In respect of the shares of each class of the
        ------------------
        capital stock of the Company, a register of transfers shall be kept either at the head office of the Company or at such other office or place in Canada as may be appointed by the directors, and one or more branch registers of transfers may be kept at such office or offices of the Company or other place or places within Canada or elsewhere as may be appointed by the directors. Each such register of transfers and branch register of transfers shall be kept by the Secretary or by such other officer or officers as may be specially charged with the duty or by such agent or agents as may be appointed for the purpose by the directors.

                All transfers and transmissions of shares in the capital stock of the Company shall be entered and particulars of all such transfers and transmissions shall be recorded in the relevant register of transfers or in a branch thereof. Entry of the transfer or transmission of any shares in the capital stock of the Company in the relevant register of transfers or in a branch thereof, whether kept at the head office of the Company or elsewhere, shall be a complete and valid transfer or transmission, as the case may be. Shares of the capital stock of the Company shall be transferable or transmissible in the relevant register of transfers or in any branch thereof, regardless of where the certificate representing the shares to be transferred or transmitted shall have been issued.

                A book or books shall be kept at the head office of the Company or at the place where each register of transfers is kept, in which shall be recorded a copy of the particulars of every transfer and transmission entered on every branch of such register.

             Subject to the provisions of the laws governing the Company, no transfer or transmission of shares of the capital stock of the Company shall be valid nor shall the same be entered in any register or branch register of transfers unless or until the certificate or certificates representing the shares to be transferred or transmitted have been surrendered and cancelled. No transfer of shares whereon the whole amount has not been paid up shall be made without the consent of the directors. In no case shall any shares be transferable until all calls payable thereon have been fully paid.

34.     Lost, defaced or destroyed certificates. In case of the loss, theft,
        ---------------------------------------
        defacement or destruction of a certificate for shares held by any shareholder, the fact of such loss, theft, defacement or destruction shall be reported to the Company or to any transfer agent of the Company in respect of such shares, with a statement verified by oath or statutory declaration as to the loss, theft, defacement or destruction and the circumstances concerning the same and with a request for the issuance of a new certificate to replace the one so lost, stolen, defaced or destroyed. Upon the giving to the Company, and to each transfer agent and registrar as may be authorized or required to countersign such new certificate or certificates, of a bond in such sum and form as may be authorized by or under the authority of the directors as indemnity against any claim that may be made against them or any of them for or in respect of the shares represented by the certificate alleged to have been lost, stolen, defaced or destroyed, a new certificate may be issued in replacement of the one so alleged to have been lost, stolen, defaced or destroyed if such issuance is authorized by or under the authority of the directors.

35.     Record date. The directors may fix in advance a date not exceeding 30
        -----------
        days preceding the date for the payment of any dividend or any allotment of rights or when any change or conversion or exchange of share capital shall go into effect as the record date for the determination of the shareholders entitled to receive payment of any such dividend or to receive any such allotment of rights or to exercise the rights in respect of any such change or conversion or exchange of share capital, and only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend or allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of shares on the books of the Company after such record date.

36.  Transfer agents and registrars. The directors may appoint transfer agents
     ------------------------------
     and/or registrars for any or all classes of shares in the capital stock of the Company and remove the same, and may make regulations generally, or as regards any class, with reference to the transfer and transmission of shares in the capital stock of the Company. Upon any such appointment being made as regards shares of any class thereafter issued shall be countersigned by one of such transfer agents and/or one of such registrars and shall not be valid unless so countersigned.

                                FINANCIAL YEAR
                                --------------

37.  Financial Year.  The directors may from time to time fix the financial year
     --------------
     end of the Company, but until so fixed the financial year of the Company shall end on the last Saturday in December of each year.

                      CONTRACTS, CHEQUES, DRAFTS, NOTES
                                 AND BORROWING
                       ---------------------------------

38.  Contracts.  The Chairman of the Board, the President, a Vice-President or
     ---------
     any director, acting with the Secretary, an Assistant-Secretary or any other director, shall have authority to sign in the name and on behalf of the Company any and all contracts, agreements, deeds of sale, transfers, assignments, leases, mortgages, deeds of hypothec, servitudes and other real rights, releases, acquittances, discharges, mainlevees and other instruments in writing, the whole upon such terms and conditions and upon such consideration or payment or without consideration or payment as they alone may decide, and any such instrument so signed shall be binding upon the Company without any further authorization or formality. The directors shall have power to appoint any other officer or officers or any person or persons on behalf of the Company either to sign instruments in writing generally or to sign specific instruments in writing.

             It shall be the duty of any director of the Company who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company to declare his interest at a meeting of the board of directors of the Company and, subject to the provisions of the laws governing the Company, to refrain from voting in respect of any contract or proposed contract in which such director is so interested as aforesaid and otherwise to observe the provisions of said laws.

39.     Bank accounts.  One or more bank accounts shall be kept in the name of
        -------------
        the Company at such bank or banks, trust company or trust companies, whether within or without Canada, as may be selected by the directors.

40.     Cheques, drafts and notes.  All cheques, drafts, promissory notes,
        -------------------------
        negotiable instruments, warehouse receipts, waivers of protest and generally all documents for the purpose of binding or obligating the Company in any way or used in connection with banking transactions generally, shall be made, drawn, accepted, endorsed or signed by such officers of the Company or other persons as the directors may authorize and appoint for that purpose.

             All cheques, drafts, notes or orders for the payment of moneys for deposit in any bank or trust company to the credit of the Company may be endorsed by any officer or director of the Company or without such signature by means of a rubber stamp or similar article bearing the imprint of the Company's name.

41.     General borrowing powers.  The directors may from time to time:
        ------------------------

        41.1     borrow money upon the credit of the Company;

        41.2     limit or increase the amount to be borrowed;

        41.3     issue debentures or other securities of the Company;

        41.4 pledge or sell such debentures or other securities for such sums and at such prices as may be deemed expedient; and

        41.5 secure any such debentures, or other securities, or any other present or future borrowing or liability of the Company, by mortgage, hypothec, charge or pledge of all or any currently owned or subsequently acquired real and personal, moveable and immoveable, property of the Company, and the undertaking and rights of the Company.

             The directors may delegate any or all of the foregoing powers to such officers or directors of the Company, to such extent and in such manner as the directors may determine.

             Nothing herein contained shall limit or restrict the borrowing of money by the Company on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Company.

                          COMPANY REPRESENTATION FOR
                               CERTAIN PURPOSES
                          --------------------------

42.     Declarations.  Any executive officer, or any other officer or person
        ------------
        thereunto authorized by the directors, by any two executive officers or by the Chairman of the Board or the President, is authorized and empowered to appear and make answer for the Company to all writs, orders and interrogatories upon articulated facts issued out of any court, and to declare for and on behalf of the Company any answer to writs of attachment by way of garnishment in which the Company is garnishee, and to make affidavits and sworn declarations in connection therewith or in connection with any and all judicial proceedings to which the Company is a party, and to make demands of abandonment or petitions for winding-up or bankruptcy orders upon any debtor of the Company, and to attend and vote at all meetings of creditors of the Company's debtors and grant proxies in connection therewith.

43.     Representation at meetings. The Chairman of the Board, the President,
        --------------------------
        any Vice-President, the Secretary and the Treasurer, or any one of them or any other officer or person thereunto authorized by the directors may represent the Company and attend and vote at any and all meetings of shareholders or members of any firm, syndicate, company or corporation in which the Company has shares or is otherwise interested, and any action taken and vote cast by them or him at any such meeting shall be deemed to be the act and/or vote of the Company.

             The Chairman of the Board, the President, any Vice-President, the Secretary and the Treasurer, or any two of them, may authorize any person (whether an officer of the Company or not) to attend, vote and otherwise act, for and on behalf and in the name of the Company, at any and all meetings of shareholders or members of any firm, syndicate, company or corporation in which the Company has shares or is otherwise interested, and for such purpose may execute and deliver instruments of proxy in such form and terms as the officers so executing and delivering the same may see fit, including therein, but without in any way limiting or restricting the generality of the foregoing, provision for the appointment of substitute proxies and the revocation of all instruments of proxy given by the Company prior thereto with respect to any such meeting.

                        ENACTMENT, REPEAL AND AMENDMENT
                                  OF BY-LAWS
                        -------------------------------


44. The board of directors may, from time to time, enact or pass by-laws not contrary to law or to the charter of the Company for the purposes indicated in the laws governing the Company, and may repeal, amend or re-enact by-laws of the Company, but every such by-law (excepting by-laws made respecting agents, officers and servants of the Company) and every repeal, amendment or re-enactment thereof, unless in the meantime ratified at a special general meeting of the shareholders of the Company duly called for that purpose, shall only have force until the next annual meeting of the Company and, in default of confirmation thereat, shall, at and from that time, cease to have force.